UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2007

Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Juris- diction of Incorporation	000-23467 (Commission File Number)	91-1513032 (IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut (Address of Principal Executive Offices)	06810-5120 (Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)   On June 21, 2007, the Board of Directors (the “Board”) of Penwest Pharmaceuticals Co. (the “Company”) elected Christophe Bianchi to the Board as a class I director. Dr. Bianchi’s term as a class I director will continue until the 2008 annual meeting of shareholders. Dr. Bianchi was elected by the Board upon the recommendation of the Nominating and Governance Committee. Dr. Bianchi was not selected pursuant to any arrangement or understanding between Dr. Bianchi and any other person. Dr. Bianchi has not been named to any committees of the Board.
        Dr. Bianchi will receive compensation for his board service as a non-employee director consistent with the Company’s director compensation program. Under this program:
•	Each of the Company’s non-employee directors receives an annual retainer of $20,000 per year, payable in quarterly installments on the first business day of each calendar quarter. Each non-employee director may elect to receive this annual retainer in cash, shares of the Company’s common stock, or both.
•	Each non-employee director also receives, in cash or shares of the Company’s common stock pursuant to the director’s elections, fees of $1,500 for each board meeting attended in person and fees of between $500 and $1,000 for each board meeting attended telephonically.
•	All non-employee directors receive reimbursement for all reasonable expenses incurred in attending meetings of the Board and committees of the Board.
•	On the first business day of each calendar year, the Company issues to each non-employee director either options to purchase 12,000 shares of the Company’s common stock or a grant of 6,000 shares of restricted common stock, as elected by the director. The exercise price of these options equals the fair market value of one share of the Company’s common stock on the date of grant. Options granted pursuant to the director compensation program vest on the first anniversary of the date of grant. Restricted common stock granted pursuant to the director compensation program is granted without requiring payment of additional consideration by the director and vests on the first anniversary of the grant date. The vesting of options and of the restricted common stock is subject to acceleration in full upon the occurrence of a change in control of the Company.
•	Upon the date of the initial election of any non-employee director to the Board, the Company grants such non-employee director 20,000 shares of restricted common stock and grants an additional 12,000 shares of restricted common stock generally every four years thereafter. These shares vest in four equal annual installments commencing upon the first anniversary of the date of grant. The vesting of the restricted common stock is subject to acceleration in full upon the occurrence of a change in control of the Company.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: June 22, 2007	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President, Corporate Development and Chief Financial Officer